Exhibit 99.3

2021 Full Year Results GERRY SPINDLER Managing Director and CEO GERHARD ZIEMS Group Chief Financial Officer 23 February 2022 (All units in USD and metric tonnes, unless otherwise stated)

The material contained in this presentation is intended to be general background information on Coronado Global Resources (Coronado) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in United States dollars unless otherwise indicated. The presentation of certain financial information may not be compliant with financial captions in the primary financial statements prepared under US GAAP. Refer to Coronado’s 2021 FORM 10-K for the year ended 31 December 2021 available at www.coronadoglobal.com for details of the basis primary financial statements prepared under US GAAP. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations. This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may," "could," "believes," "estimates," "expects," "intends," “plans”, "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K filed with the ASX and SEC on 23 February 2022 (AEST), as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In this presentation, references to ore reserves (Reserves) are compliant with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012 (JORC Code) and are measured in accordance with the JORC Code. Information in this ASX Release relating to Coal Reserves and Coal Resources is extracted from information published by Coronado and available on the Coronado and ASX websites (2021 JORC Statement also released to the ASX on 23 February 2022). For details of the Coal Reserves and Coal Resources estimates and the Competent Persons statements, refer to relevant Australian and US Operations sections in the 2021 JORC Statement. 2 Important Notices and Disclaimer FY21 Results Presentation

FY 2021 Highlights GERRY SPINDLER MANAGING DIRECTOR AND CEO

FY 2021 Safety Performance 4 FY21 Results Presentation Coronado reportable safety rates below industry averages Notes: Total Recordable Injury Frequency Rate (TRIFR), is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million-man hours worked on a rolling 12 month basis. Total Recordable Incident Rate (TRIR) is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our company has per 200,000 hours worked on a rolling 12 month basis Australian Operations (TRIFR) US Operations (TRIR) 1 2 3 4 U.S. Operations (TRIR) Industry average (TRIR)  Safety remains Coronado’s highest priority  Australian TRIFR was 3.07 and the U.S. TRIR was 2.51  The Australian TRIFR rate represented a 67% improvement compared to the 31 December 2020 rate of 9.40  Reportable rates in both regions are below relevant industry benchmarks  Despite improvements to safety rates, an employee was fatally injured at the Curragh mine in November 2021. Everyone at Coronado was deeply saddened by the tragic event 2 4 6 8 10 12 Australian Operations (TRIFR) Industry average (TRIFR)

5 FY21 Results Presentation  Coronado remains focused on the safety and wellbeing of all employees and contracting parties  Coronado Covid-19 Steering Committee, continues to execute action plans to manage the risks associated with Delta and Omicron variants  Established vaccination clinics at our sites  The U.S. segment Vaccine Incentive Program is having meaningful results; two- thirds of U.S. workforce fully vaccinated and growing, allowing greater workforce availability and fewer production interruptions for 2022  In Queensland, 90% of the state population is fully vaccinated Managing Covid-19

 Total Revenue of $2,148 million, up 47%  Adjusted EBITDA of $486 million, up 804%  Net Income of $189 million, up 184%  Net Cash of $123 million, up 144%. Available Liquidity $538 million. Significant boosts to Revenue, Profits and Cash for FY22  Capex $91M, down 26%  Completed $550 million refinancing package  Completed non-core asset sales  Redeemed $35 million in aggregate principal amount of Senior Secured Notes Corporate initiatives and refinancing significantly strengthened the balance sheet 6 FY 2021 in Review FY21 Results Presentation Notes: Rounding has been applied as appropriate. Comparisons are to the year ended 31 December 2020. (1) The Company has advised the Trustee of our offer to redeem approximately $100 million of the aggregate principal amount of the Company’s 10.750% senior secured notes, which is at a discount rate of 104% to the current market price of 107%, pursuant to the terms of the Indenture governing such notes. The planned payment of the $150 million dividend to shareholders is not contingent on acceptance of the offer to note holders.  Total ROM Production of 26.4Mt, up 5%  Total Saleable Production of 17.4Mt, up 2%  Total Sales Volumes of 17.8Mt, down 2%  Mining Cost per tonne sold $65.7, up 18% Production, Cost and Capex metrics exceeded revised guidance targets Coronado well positioned to generate strong margins and cash flows at current price levels in FY22 Coronado plans to distribute up to $250 million in Dividends and offer to purchase Senior Secured Notes in Q1 20221

7 FY 2021 Group Operational Performance Higher production and greater percentage of Metallurgical revenue mix Export Volume Mix (%) ROM Production (Mt) Saleable Production (Mt) Revenue Mix (%) 13.6 7.2 5.6 0.0 26.4 14.7 5.8 4.5 0.3 25.2 0 5 10 15 20 25 30 Curragh Buchanan Logan Greenbrier Group FY21 FY20 11.1 4.4 1.9 0.0 17.4 12.0 3.4 1.6 0.1 17.0 0 5 10 15 20 Curragh Buchanan Logan Greenbrier Group FY21 FY20 75.0% 25.0% Export Domestic 75.0% 25.0% FY21 FY20 92.2% 7.8% Metallurgical Thermal 94.6% 5.4% FY21 FY20 Notes: Rounding has been applied as appropriate. Coronado reports its results based on two operational segments: Australia and U.S. The organisation of the two reportable segments reflects how Coronado’s Chief Operating Decision Maker (CODM) manages and allocates resources to the various components of the Company’s business. The above information by mine is for the purpose of providing greater granularity of information within the U.S. segment. FY21 Results Presentation

8 Reserves & Resources (Mt) FY21 Results Presentation Coronado maintains long-life operating assets ~20 years Notes: Charts reflect reserves and resources as at 31 December 2021 in metric tonnes. Coal resources are inclusive of coal reserves. Australian resources are reported on a 5.3% in-situ moisture basis. United States resources are reported on a dry basis. Refer market announcement titled Coronado 2021 Statement of Coal Reserves and Resources for Coronado Global Resources, Inc., released to the ASX on 23 February 2022, outlining the above information in tabular form and in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves, 2012 (JORC Code) and the ASX Listing Rules. Certain reserves and resources may vary to those reported under Subpart 1300 of Regulation S- K promulgated by the SEC. Resources (Mt) Reserves (Mt) 266 160 137 12 197 50 822 0 200 400 600 800 1,000 937 190 264 55 514 159 2,119 0 500 1,000 1,500 2,000 2,500

Market Comparison

Coronado's valuation has lagged 'pure-play' sector peers despite strong earnings outlook, lower gearing and the greatest leverage to Met coal prices



Met Coal Production[1] (Mt)
EV/EBITDA FY22[2] (x)
Net Leverage[3] (x)
Alliance
Alpha
Arch
New Hope
Peabody
Warrior
Whitehaven
Yancoal
14.5
0.8
11.4
7.5
0.0
6.9
5.0
2.8
8.3
2.0
3.2
2.3
2.5
2.2
1.8
2.5
2.8
4.8
-0.1
0.5
0.5
0.4
0.2
0.1
0.2
0.6
2.1

Notes: (1) 2021 (Jan – Dec) Met coal production in metric tonnages sourced from Wood Mackenzie on 14 February 2022; (2) EV/EBITDA sourced from S&P Capital IQ as of 14 February 2022. EV = Enterprise Value; EBITDA = Consensus Earnings before interest, tax, depreciation and amortization for FY22. (X) refers to times; (3) Net Leverage sourced from S&P Capital IQ as of 14 February 2022. Net Leverage reflects Net Debt / EBITDA where net debt is current, and EBITDA is FY22 consensus. Coronado data reflects closing 31 Dec 2021 closing Net Cash position / FY22 EBITDA consensus per S&P Capital IQ. (X) refers to times

Coronado

- Coronado is the leading Met coal producer among pure-play coal enterprises and at 31 December 2021 was the only business in a Net Cash position[3]
- We believe we are inherently undervalued with EBITDA multiples lower than peers, including Thermal coal miners
- To address our lagging valuation, Coronado:
  - Acknowledges debt and distribution levels in prior years and commits to a balanced forward capital management strategy
  - Reinvestment in maintaining first-rate operations and organic growth projects to increase production
  - Well positioned and focussed on in-organic accretive growth opportunities as Met coal markets look to consolidate
  - Emphasise our unique diversification with our U.S. business exporting to China and enjoying the arbitrage
  - Achieve recognition for advantages inherent in our U.S. business
  - Expects record cash generation in FY22 at prevailing prices
  - Reinitiates the payment of dividends
- Coronado's operating assets and Met coal products are of an excellent quality and are in the right locations to service the high growth Asian markets

FY21 Results Presentation 9

Financial Performance & FY 2022 Guidance GERHARD ZIEMS GROUP CHIEF FINANCIAL OFFICER

FY 2021 Financial Results

Coronado returns to a Net Cash position; Improved second half conditions drive strong result

	Group Dashboard		
	FY 2021 Actual	FY 2020 Actual	Variance
Revenue	$2,148.5M	$1,462.3M	↑ 47%
Net Income / (Loss)	$189.4M	($226.5M)	↑ 184%
Adjusted EBITDA	$486.1M	$53.8M	↑ 804%
Net Cash / (Debt)	$122.9M	($281.9M)	↑ 144%
Production	17.4Mt	17.0Mt	↑ 2%
Sales Volume	17.8Mt	18.2Mt	↓ 2%
Average coal realised price	$118.7/t	$78.4/t	↑ 51%
Average Met coal realised price	$138.0/t	$90.5/t	↑ 52%
Mining costs/tonne sold	$65.7/t	$55.6/t	↑ 18%
Operating costs/tonne sold	$92.1/t	$76.5/t	↑ 20%
Capex	$91.1M	$123.9M	↓ 26%

Notes: Rounding has been applied to this table as appropriate. Green and red coloured references in the variance column indicate positive and negative variance movements respectively and arrow direction indicates increase or decrease in corresponding metric.

- All FY21 revised guidance metrics have been achieved or exceeded
- Record December quarterly Group revenue of $775 million, up 35% on the September quarter. FY21 Group revenue of $2.1 billion, up 47% compared to FY20
- Adjusted EBITDA of $486 million
- Group mining cost per tonne sold was $65.7 per tonne; better than revised guidance but impacted by lower sales volumes from Australia and higher FX
- Redemption of $35 million, or 10%, of Senior Secured Notes due 2026 and strong cash generation saw Coronado end the year with record Closing Cash of $438 million and Net Cash of $123 million
- Capital expenditure of $91 million, down 26% on FY20 ($124 million), aligned with revised guidance
- Amonate non-core asset sale completed for $30 million, realised pre-tax gain on sale of $14.8 million

Coronado

FY21 Results Presentation 11

FY 2021 Cash Flows and Liquidity ($M)

Record closing cash balance; Available liquidity of $538 million



Free Cash Flow
486
34
10
442
90
36
17
299
FY21 EBITDA
Non-Cash Adjustments
Working Capital
Net Operating Cash Flows
Capex
10% Notes Redemption
Other
FCF



Cash Balance
$+392M
46
442
90
98
54
36
73
3
438
Cash Balance 31 Dec 2020
Operating Cash Flows
Capex
Equity Proceeds, net
HME / Amonate Proceeds
10% Notes Redemption
Cash back guarantees
Other
Cash Balance 31 Dec 2021



Available Liquidity
538
100
438
ABL Undrawn
Cash

- Coronado generated $442 million in Operating cash flows and $299 million in Free cash flow after capital expenditure, debt redemption and other financing costs
- $438 million record year end closing cash balance, an increase of $392 million from prior year
- ABL facility remains undrawn, Coronado retains Available Liquidity of $538 million
- Elevated Met coal prices continue into the first quarter of 2022 and Coronado expects to further leverage its ability to generate cash and strengthen its financial position in the year ahead

Coronado

Notes: Rounding has been applied as appropriate. Capex refers to cash capital expenditure. 10% Notes redemption includes 10% of the aggregate principal amount plus a premium. Free cash flow is defined as net cash from operating activities less capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure and amounts required for debt servicing.

FY21 Results Presentation 12

Returns and Distributions

Strong Balance Sheet and Net Cash position underpin Coronado's distributions

FY21
Free Cash Flow
$299M

$35M Senior Secured Notes redemption (completed Nov 2021)	$150 million (or USD 9.0 cents per CDI) dividend	~$100 million offer to repurchase Senior Secured Notes

Returns between 60% - 95%[1] of Free Cash Flow

Key Dates

- **23rd February 2022**
  Announcement of $150 million dividend and advised Senior Secured Notes trustee of $100 million discounted purchase offer at 104%
- **Late February 2022**
  Expected dividend declaration date
- **Mid March 2022**
  Expected dividend record date
- **Late March 2022**
  Expected expiration date for acceptance of notes purchase offer
- **Early April 2022**
  Expected dividend payment date

- Coronado plans to distribute a dividend of $150 million, or 9.0 cents per CDI (USD) in Q1 2022
- In connection with the dividend, Coronado plans to offer to purchase approximately $100 million of its 10.75% Senior Secured Notes, pursuant to the terms of the Indenture in Q1 2022
- Notes offer to purchase is at 104%; market currently trading at 107%
- All distributions will be made from available cash and align with our distributions policy
- Coronado expects to remain in a Net Cash position post distribution
- After payment of dividend, Coronado will have returned $870 million to shareholders since IPO

Coronado

Notes: (1) Returns are calculated as a percentage of Free Cash Flow. Free cash flow is defined as net cash from operating activities less capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure and amounts required for debt servicing. Returns of 95% of Free cash flow assume 100% acceptance of Senior Secured Notes purchase offer.

FY21 Results Presentation 13

14 FY21 Results Presentation Capital Management Strong Balance Sheet Maintaining a strong balance sheet with enhanced liquidity and prudent debt levels Fundamental strategy is to return funds to Shareholders Prioritise growth expenditure projects to increase existing production rates Uniquely positioned, with flexibility from strong balance sheet, to pursue acquisitions as diversified miners exit Coronado’s capital management strategy focuses on maintaining a strong balance sheet, sustainable profits and investment flexibility through volatile price cycles, underpinned by operating safe and reliable operations that produce high-quality Met coal for our customers Shareholder Returns Acquisitions Organic Growth

FY 2022 Production, Cost & Capex Guidance

Metric	Actual FY21	Guidance FY22
Saleable Production (Mt)	17.4	**18.0 – 19.0**
Mining Cost per Tonne Sold ($/t)	65.7	**69.0 – 71.0**
Capital Expenditure ($)	91.1	**170 - 190**

Notes: Guidance is based on metric tonnes and in US dollars as appropriate.

- Saleable production levels are expected to be higher in FY22 with higher labour availability rates at Logan and normalised production rates at Curragh
- Mining Cost per Tonne Sold expected to increase due to inflationary pressures and pre-strip works at Curragh
  - Assumed AUS : USD foreign exchange rate assumption of $0.72 in FY22
- Capital expenditure increases expected for operational improvement initiatives and advancement works in the U.S. and box-cut capital projects at Curagh
- Coronado has also provided commentary on FY22 U.S. domestic sales of approx. one-third of U.S. production at a volume weighted average price of $187/t (FOR)

Coronado

FY21 Results Presentation 15

16 HY21 Results Presentation Metallurgical Coal Markets

Coronado has a Unique Diversification Advantage

Coronado supports customers on five continents

Met coal product offering

Australia(1),(2) US(3)


10%
39%
51%
HCC
PCI
SCC
2%
29%
69%
Low Vol
High Vol
Mid Vol

Customers – direct sales(4)


7%
15%
17%
61%
Asia
Americas
Europe
Australia

Seaborne Met coal markets


Key Met coal export destinations
US
Europe
China
India
Japan
Brazil

- Coronado is diversified across:
  - Geography
  - Met Coal Product Offering
  - Customers
- Geographically diverse asset base located near key rail and port infrastructure, providing access to both domestic and seaborne markets
- Broad range of Met coal products and a well-established brand that is highly valued for its attractive coke-making characteristics
- Diverse, high-quality customer base, across a range of global markets. India number one destination for Coronado coal
- Coronado's U.S. business currently taking advantage of high pricing into China while import restrictions on Australian sourced coal continue (5)

Notes: (1) Based on FY21 export Met coal sales mix. (2) Hard Coking Coal (HCC), Semi Coking Coals (SCC), Pulverised Coal Injection (PCI). (3) Based on FY21 Met production mix. (4) The chart presents 2021 revenues split by geographic region. Other than direct customer sales shown on the chart, brokered sales account for 11% of the Company's total revenue. (5) Coronado's Australian segment currently does not export tonnages to China.

FY21 Results Presentation 17

Substantial Improvement in Met Coal Prices  Since the beginning of 2021 the Platts PLV FOB AUS HCC price has recovered from lows of ~US$100/t to ~US$400/t  Price recovery is due to supply tightness and increased steel demand  Coronado’s operations are well positioned to continue capitalising on this price recovery in 2022  Met coal products are linked to index pricing, or sold on the spot market at fixed or index-linked prices, with price differentials reflecting product quality 18 Notes: (1) Platts Premium Low-Vol FOB Australian Hard Coking Coal Price market data as of 31 January 2022. Data prior to January 2016 is from Bloomberg, Data from January 2016 and onwards is from AME. (2) Time period from 1 January 2017 to 31 January 2022. (3) Adjusted EBITDA as taken and defined in 2019 Form 10K filed with ASX and SEC. (4) Spot price as at 31 January 2022. Coronado is well positioned to generate strong cashflows into 2022 at current prices Historical Metallurgical Coal Benchmark Prices Prices >US$200/t 35% (452 days) % of period (# of days) above $200/t since 1 January 2017(2) 0 50 100 150 200 250 300 350 400 450 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Prices >US$170/t average 56% (710 days) % of period (# of days) above $170/t since 1 January 2017(2) 31 Jan 2022 $444/t(4) Through-the-Cycle Average: ~$170/t 2018A Adj. EBITDA: $477m(3) 2019A Adj. EBITDA: $634m(3) Platts Aus Premium LV HCC Price(1) (US$/t) FY21 Results Presentation

Markets and Metallurgical Coal Pricing

A US$10/t change in benchmark Met coal pricing equates to ~US$65 - $70 million change in EBITDA, assuming FY22 guidance levels and stable FX

2022 Metallurgical Coal Pricing Breakdown [1]



15%
80%
5%
35%
10%
55%
Australian Operations
U.S. Operations
Fixed
Index
Spot / Forward Curve

Average Metallurgical Coal Realised Price (US$/t) [2]



+52%
94
143
+55%
84
131
+52%
91
138
AUS (FOB)
U.S. (FOR)
Group (FOB/FOR)
2020
2021

- Significant improvement in Met coal realizations in FY21; Coronado well positioned to capitalize on higher price Met coal markets and exposure to Asia
- Australian Met coal products are sold on an FOB basis with the majority (~80%) linked to index pricing on a lag 3-month basis
- U.S. Met coal products are sold primarily on an FOR basis with ~55% priced on a forward negotiation basis using a combination of the prevailing spot price and forward curves
- Approx. one-third of FY22 U.S. sales fixed price of US$187/t (FOR), covering approx. 90% of U.S. segment operating costs
- FY22 group product mix is forecast to be broadly consistent with FY21

Coronado

Notes: (1) Rounding in estimates has been applied. Estimates are based on expected negotiations for Met coal sales in FY22 and may vary from the percentages quoted; (2) All Australian sales are sold on a Free On-Board (FOB) basis and the majority of U.S. sales are sold on a Free On-Rail (FOR) but some shipments are also on an FOB basis. Group average realised price is a mixture of FOB and FOR pricing achieved. If converted to an exclusive FOB basis, the price realised would be higher.

FY21 Results Presentation 19

Strong Metallurgical Coal Demand Through 2050 20 Growth for seaborne Met coal is underpinned by Indian demand and blast furnace production Notes: Data sourced from Wood Mackenzie December 2021 Metallurgical Trade Outlook to 2050 Seaborne Met Coal Supply (Mt) Seaborne Met Coal Demand (Mt)  Global seaborne Met coal demand is forecast to grow 34% to 403 million tonnes by 2050, led primarily by blast furnace steel production in India  India coal demand forecast to increase 146% by 2050 ▪ Coronado is well positioned as India remains our #1 export market  Seaborne Met coal supply to be primarily sourced from Australia with 52% supply growth forecast between 2021 and 2050 ▪ Australia is forecast to supply 64% of all seaborne Met coal to the world by 2050 170 204 258 38 43 34 30 36 36 45 53 52 2030 8 11 11 7 2021 14 9 2050 301 355 403 +52% Indonesia Other Canada Russia U.S. Australia 70 96 172 37 46 42 102 97 72 21 30 67 80 66 8 2021 17 2050 17 19 2030 301 355 403 +146% Other JKT Vietnam Brazil China India FY21 Results Presentation

Strong Steel Demand Outlook; India Steel Production Growing year on year Notes: (1) Data source Wood Mackenzie November 2021 GDP Forecasts. (2) Data source Wood Mackenzie December 2021 Metallurgical Trade Outlook to 2050 Annual Forecast GDP Growth Percentage (1) India Total Crude Steel Production (Mt) (2) 9.3 2.5 4.4 6.8 7.1 5.2 4.1 5.8 6.4 2.1 2.9 2.4 3.2 2.7 3.1 3.7 5.8 0.7 2.5 1.9 2.8 2.5 2.6 2.2 China USA South Korea India Japan Taiwan Brazil Australia 2021 2022 2023 115.3 123.3 130.1 134.4 143.6 176.7 379.6 2021 2050 2022 2023 2030 2024 2025 +229%  Government stimulus packages focussed on Infrastructure development are driving global GDP growth rates  Infrastructure expenditure is driving up the price and profitability of steel products  India forecast GDP growth in 2022 of 6.4% and 2023 of 5.8%, most other key markets >2%  Coronado sells ~26% of its seaborne met coal to India making it our largest export customer  India steel production, and in turn demand for met coal in 2022 and beyond is expected to increase significantly post COVID-19 pandemic  India steel growth projected year-on-year and expected to increase by 229% to 380Mt by 2050. 21 FY21 Results Presentation

Strategy / Growth Plans GERRY SPINDLER MANAGING DIRECTOR AND CEO

Key focus areas for 2022 Coronado will drive a strong safety culture and continue to implement safety initiatives to reduce injuries:  An improvement in reportable TRIFR and TRIR incidents  Increased focus on training and supervisory development programs  Increased incident reduction initiatives including enhanced hazard recognition, inspections and audits  Remain vigilant and execute action plans in response to Covid-19 variants; promote vaccinations and boosters Safety Coronado is focused on improving production rates:  Delivering on plan production from high quality Met coal operations  Continue to take advantage of Coronado diversification by shipping U.S. tonnages to China  Targeted capital expenditure to underpin production levels and organic growth (Curragh / Mon Valley)  Implementation of the ‘One Curragh Plan’ to ensure full alignment and focus on achieving coal production levels in higher price environment Production Coronado remains focused on maintaining a strong balance sheet:  Improve operational efficiencies and manage costs despite global inflationary pressures  Further debt reduction  Prudent cash distribution plans  Maintain flexibility for potential M&A opportunities  Progress non-core asset sales  Progress ESG strategies and establish targets for emissions Financial/Corporate As one of the largest independent producer of Met coal globally, Coronado is inherently focused on capitalising on the current high price environment and growth plans 23 FY21 Results Presentation

Growth - Australian Operations

'One Curragh Plan' will target 13.5 Mt of production by 2025



Estimated Production Profile (Mt)
+22%
11.1
13.5
FY21
FY22 Est
FY23 Est
FY24 Est
FY25 Est

- Curragh expects to increase production rates year-on-year, reaching 13.5Mt by 2025
- CHPP capacity to produce 13.5Mt is already in place
- Investment in box-cuts to enable higher Dragline utilisation and improved strike length, thereby boosting efficiencies
- Box-cuts for new mining areas will decrease congestion in existing pits allowing improved productivities and will underpin greater CHPP utilisation rates
- Additional Highwall Mining volumes planned
- 4 Fleets at Curragh North converted from contract mining to dry-hire arrangements
- Studies continue for a potential Curragh Underground operation

Coronado

Note: 2022 – 2025 production projections are estimates. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2

FY21 Results Presentation 24

Growth - U.S. Operations 25 Estimated Production Profile (Mt) Buchanan:  Initiating construction of new raw coal storage area  Installation of additional skips  Construction of the refuse belt extension  Enhanced ventilation works  Tailing's reclamation works Logan:  Focus on hiring and retention of employees  Improving productivity in Eagle mine  Complete face-up development and start mining in Winifrede mine  Construction of refuse belt extension  Continue reclamation efforts  Submit surface mining permit applications for Middle Fork and Elk Lick met coal surface mines FY21 Results Presentation 6.3 6.9 FY24 Est FY21 FY22 Est FY23 Est FY25 Est +10% Stable production volumes from Buchanan and Logan Note: 2022 – 2025 production projections are estimates. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2

Mon Valley Development Project 26  Located 22.5km southeast of Pittsburgh ▪ Reserves: 197 Mt of Reserves ▪ Production Capacity: >2 Mt per year ▪ Coal Quality: High-Vol HCC ▪ Transportation: Barge with alternate rail access on CSX ▪ Seam: Upper Freeport  Strategically holding transportation advantage located along the Monongahela River only a few miles from multiple coke works end users  Coronado controls the mineral rights of the Freeport coal seam in three reserve pods of which 95% is owned and 5% is leased  Permitting and planning activities for the project are underway FY21 Results Presentation Strategic greenfield development opportunity in Southwest Pennsylvania Notes: Refer market announcement titled FY2021 Coal Resources and Coal Reserves for Coronado Global Resources, Inc., released to the ASX on 23 February 2022, outlining reserve and resource information in tabular form and in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves, 2012 (JORC Code) and the ASX Listing Rules.

ESG

28  Coronado takes its ESG responsibilities seriously  Safety and Health remain our #1 priority  Strong traditional owner relationships and actively supporting local business and school programs  Coronado progresses rehabilitation at all operations ▪ Since 2018, Coronado has completed approx. 960 hectares of rehabilitation, significant focus on Greenbrier in 2021 with excellent results ▪ Since 2019, U.S. operations have planted 277,350 trees to rehabilitate the land and offset carbon emissions ▪ Zero significant environmental or cultural heritage events across our operations in 2021  Climate risks and opportunities increasingly form part of our strategic thinking and investment decisions ▪ We monitor our emissions, and we are investing in research and development to ensure we are well positioned for a transition to a low-carbon economy  2021 Sustainability report available in May 2022. Coronado is committed to being a Safe, Sustainable & Ethical Operator FY21 Results Presentation Notes: Coronado Sustainability Report located on our website at https://coronadoglobal.com/environment-social-governance/ Greenbrier Logan Water Testing Greenbrier Traditional Owner Relationships Curragh Local Business Support

Metallurgical Coal is an essential part of decarbonising the economy 29 FY21 Results Presentation Met Coal is a key ingredient in making steel which enables renewable technologies that help to reduce global emissions and enrich lives Average Wind Turbine (1) 285,000 Kg Steel 220,000 Kg Met Coal Wind Turbines are seen as critical infrastructure of the renewable energy mix to reduce global emissions. Almost every component is made of steel including the foundation, tower, gears and casings. Average Electric Vehicle (2) 900 Kg Steel 690 Kg Met Coal Electric vehicles are an important step in reducing reliance on oil for transportation needs, thereby reducing global emissions. Sydney Harbour Bridge (3) 52,800,000 Kg Steel 40,655,000 Kg Met Coal Key global infrastructure projects to enrich lives require steel, including bridges, roads, houses and dams among many other critical products and infrastructure Notes: All statistics based on market research that assume approximately 770 kilograms (Kg) of Met coal to make one tonne of steel. (1) Data sourced from Queensland Resources Council and World Steel Association; (2) Data sourced from World Steel Association; (3) Data soured from www.bridgeclimb.com

Steel is a critical component for transition to a low-carbon economy 30 FY21 Results Presentation Blast Furnace steel production is essential in all low-carbon technologies and underpins renewable energy infrastructure future 71% 29% BF-BOF EAF / Other 1.9 2.2 2021 2050 +14% 55% 46% BF-BOF EAF / Other Total Global Crude Steel Production (Bt) (2) 2021 2050 Total Global Crude Steel Production Method (2)  Electric Arc Furnace (EAF) and Other steel production methods are expected to grow over time but Blast Furnace (BF-BOF) production forecast to remain the primary method in 2050, underpinning a need for High Quality Met coal. Notes: (1) McKinsey article “The raw-materials challenge” published 10 January 2022; (2) Wood Mackenzie December 2021 Metallurgical Trade Outlook to 2050; Bt = Billion tonnes (1)

Questions

Supplementary Information

This report includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyse performance. These metrics are significant factors in assessing operating results and profitability. These financial and operating metrics include:(i) safety and environmental metrics;(ii) Adjusted EBITDA, (iii) Metallurgical coal sales volumes and average realised price per Mt of metallurgical coal sold, which we define as metallurgical coal revenues divided by metallurgical sales volumes;(iv) average mining costs per Mt sold, which we define as mining costs divided by sales volumes (excluding non-produced coal); and (v) average operating costs per Mt sold, which we define as operating costs divided by sales volumes. Investors should be aware that the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled financial measures used by other companies. Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. 33 Reconciliation of Non-GAAP measures FY21 Results Presentation

Reconciliation of Non-GAAP measures (continued) Realised Met Pricing reconciliation 31 December 2021 Australian Operations U.S. Operations Consolidated (US$ Thousands, except for volume data) Total Revenues 1,315,851 832,620 2,148,471 Less: Other revenues (36,115) (4,025) (40,140) Total coal revenues 1,279,736 828,595 2,108,331 Less: Thermal coal revenues (107,867) (6,595) (114,462) Metallurgical coal revenues 1,171,869 822,000 1,993,869 Volume of Metallurgical coal sold (MMt) 8.2 6.3 14.5 Average realised price per Mt of Metallurgical coal sold $143.1/t $131.2/t $138.0/t Realised Met Pricing reconciliation 31 December 2020 Australian Operations U.S. Operations Consolidated (US$ Thousands, except for volume data) Total Revenues 976,369 485,893 1,462,262 Less: Other revenues (34,143) (4,520) (38,663) Total coal revenues 942,226 481,373 1,423,599 Less: Thermal coal revenues (105,681) (5,151) (110,832) Metallurgical coal revenues 836,545 476,222 1,312,767 Volume of Metallurgical coal sold (MMt) 8.9 5.6 14.5 Average realised price per Mt of Metallurgical coal sold $94.4/t $84.4/t $90.5/t FY21 Results Presentation 34

Reconciliation of Non-GAAP measures (continued) Adjusted EBITDA reconciliation Year ended 31 December 2021 Year ended 31 December 2020 (US$ Thousands) Net Income / (Loss) 189,423 (226,537) Add: Depreciation, depletion and amortization 177,875 191,189 Add: Interest expense, net 68,062 50,585 Add: Other foreign exchange losses 7,049 1,175 Add: Loss on debt extinguishment 8,477 - Add: Income tax expense / (benefit) 53,102 (60,016) Add: Impairment of assets - 78,111 Add: Restructuring costs 2,300 - Add: Losses on idled assets held for sale 2,732 9,994 Less: Gain on disposal of asset held for sale (14,845) - Less: (Decreases) / Increase in provision for discounting and credit losses (8,042) 9,298 Adjusted EBITDA 486,133 53,799 Operating Costs per tonne reconciliation Year ended 31 December 2021 Year ended 31 December 2020 (US$ Thousands, except for volume data) Total costs and expenses 1,846,107 1,610,213 Less: Selling, general and administrative expense (30,666) (30,352) Less: Restructuring costs (2,300) - Less: Depreciation, depletion and amortization (177,875) (191,189) Total operating costs 1,635,266 1,388,672 Sales Volume (MMt) 17.8 18.2 Average operating costs per tonne sold ($/mt) $92.1/t $76.5/t FY21 Results Presentation 35 Free cash flow reconciliation Year ended (US$ Thousands) 31 December 2021 Net cash provided by operating activities 442,014 Capital expenditure (89,661) Notes redemption (36,050) Other financing commitments (17,875) Free cashflow 298,428 Realised Total Pricing reconciliation Year ended 31 December 2021 Year ended 31 December 2020 (US$ Thousands, except for volume data) Total Revenues 2,148,471 1,462,262 Less: Other revenues (40,140) (38,663) Total coal revenues 2,108,331 1,423,599 Sales volume (MMt) 17.8 18.2 Average realised price per Mt of total coal sold $118.7/t $78.4/t

Reconciliation of Non-GAAP measures (continued)

Mining Costs per tonne reconciliation 31 December 2021 (US$ Thousands, except for volume data)	Australia	United States	Other/Corporate	Total
Total costs and expenses	1,202,807	611,611	31,689	1,846,107
Less: Selling, general and administrative expense	-	-	(30,666)	(30,666)
Less: Restructuring costs	(2,300)	-	-	(2,300)
Less: Depreciation, depletion and amortization	(89,259)	(87,593)	(1,023)	(177,875)
Total operating costs	1,111,248	524,018	-	1,635,266
Less: Other royalties	(117,001)	(25,750)	-	(142,751)
Less: Stanwell rebate	(55,403)	-	-	(55,403)
Less: Freight expenses	(161,703)	(80,159)	-	(241,862)
Less: Other non-mining costs	(40,359)	(25,747)	-	(66,106)
Total mining costs	736,782	392,362	-	1,129,144
Sales Volume excluding non-produced coal (MMt)	10.9	6.3	-	17.2
Average mining costs per tonne sold ($/mt)	**$67.6/t**	**$62.3/t**	**-**	**$65.7/t**

Mining Costs per tonne reconciliation 31 December 2020 (US$ Thousands, except for volume data)	Australia	United States	Other/Corporate	Total
Total costs and expenses	1,082,640	496,462	31,111	1,610,213
Less: Selling, general and administrative expense	-	-	(30,352)	(30,352)
Less: Depreciation, depletion and amortization	(97,563)	(92,867)	(759)	(191,189)
Total operating costs	985,077	403,595	-	1,388,672
Less: Other royalties	(71,317)	(13,574)	-	(84,891)
Less: Stanwell rebate	(103,039)	-	-	(103,039)
Less: Freight expenses	(153,064)	(32,799)	-	(185,863)
Less: Other non-mining costs	(17,544)	(6,336)	-	(23,880)
Total mining costs	640,113	350,886	-	990,999
Sales Volume excluding non-produced coal (MMt)	12.1	5.7	-	17.8
Average mining costs per tonne sold ($/mt)	**$52.9/t**	**$61.4/t**	**-**	**$55.6/t**

Coronado

FY21 Results Presentation 36

CONTACTS Investors: Andrew Mooney P: +61 458 666 639 E: amooney@coronadoglobal.com E: investors@coronadoglobal.com Media: Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com Registered Office: Coronado Global Resources Inc. Level 33, Central Plaza One, 345 Queen Street Brisbane, QLD, Australia, 4000 (GPO Box 51, Brisbane, QLD, Australia, 4000) P: +61 7 3031 7777 F: +61 7 3229 7401 W: www.coronadoglobal.com